Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 249852) pertaining to Galecto, Inc.’s 2020 Stock Option and Grant Plan and 2020 Equity Incentive Plan of our report dated March 29, 2021, with respect to the consolidated financial statements of Galecto, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

March 29, 2021